Exhibit 10.91
EMPLOYMENT AGREEMENT
(as amended and restated)
THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of the 23rd day of April, 2007 by and between CHROMCRAFT REVINGTON, INC. (the “Company” or “CRI”), a Delaware corporation, and WILLIAM B. MASSENGILL (the “Executive”), a resident of the State of Indiana,
W I T N E S S E T H:
WHEREAS, the Executive was an employee of Peters-Revington Corporation (“P-R”), which was a subsidiary of CRI until P-R was merged into Silver Furniture Manufacturing Co., Inc. and, upon the effectiveness of such merger, the Executive became an employee of Silver Furniture Manufacturing Co., Inc.; and
WHEREAS, following the merger referenced above, Silver Furniture Manufacturing Co., Inc. changed its name to CR Home Occasional, Inc., which then subsequently merged into CRI; and
WHEREAS, this Agreement is being amended and restated because CRI and the Executive desire to make certain revisions to the Agreement that are necessary because of the merger of CRI Home Occasional, Inc. into CRI and the resulting assignment by CRI Home Occasional, Inc. of its rights and obligations hereunder to CRI by virtue of such merger, as contemplated by Section 12(a) hereof; and
WHEREAS, CRI and the Executive desire to continue CRI’s employment of the Executive in accordance with the provisions of this Agreement; and
WHEREAS, in addition to the employment provisions contained herein, CRI and the Executive have agreed to certain restrictions, covenants, agreements and severance payments, as set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises, the respective covenants, agreements and obligations contained herein, the employment of the Executive by CRI pursuant to this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CRI and the Executive hereby agree as follows:
Section 1. Employment; Term.
(a) Employment. Unless the Executive’s employment with the Company is terminated earlier as provided in this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, during the Term (as hereinafter defined), on a full-time basis in accordance with the provisions of this Agreement.
(b) Term. Unless the Executive’s employment with the Company is terminated earlier in accordance with Section 4 hereof, the initial term of the Executive’s employment with the Company under this Agreement shall begin on the date of this Agreement and shall end on the one year anniversary of the date of this Agreement (the “Initial Term”). Upon the expiration of the Initial Term, the Executive’s employment under this Agreement shall thereafter be automatically extended upon the same terms and conditions as set forth herein for successive one-year terms (each, a “Renewal Term”), unless the Company or the Executive shall have delivered to the other a written notice not less than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as applicable, stating that the term of this Agreement shall not be so extended, in which case the Executive’s employment hereunder shall terminate at the end of the Initial Term or a Renewal Term, as the case may be; provided, however, that during any Renewal Term, the Executive’s employment hereunder is subject to early termination in accordance with Section 4 hereof. The Initial Term and a Renewal Term may be referred to in this Agreement individually or collectively as the “Term.”

Section 2. Position; Duties; Responsibilities. During the Term, the Executive:
(a) shall serve as an executive at the Company; and
(b) shall have such authority, duties and responsibilities at the Company as the Chairman of the Company may from time to time prescribe; and
(c) shall (if the Company transfers and directs the Executive to be an employee of a subsidiary or affiliate of the Company) have such authority, duties and responsibilities at such subsidiary or affiliate as the Chairman of the Company may from time to time prescribe; and
(d) shall perform diligently and faithfully, and use his best efforts in the performance of, his duties and responsibilities under this Agreement; and
(e) shall devote all of his working time, attention, energies and skills to his duties and responsibilities under this Agreement and to the furtherance of the business and interests of the Company.
In the event that the Company transfers the Executive in accordance with subsection (c) above such that he shall be an employee of a subsidiary or affiliate of the Company, (i) this Agreement shall remain in effect and may be assigned to a subsidiary or affiliate of the Company without the need for the Company or the Executive to execute any assignment or other writing, and (ii) all references in this Agreement to the “Company” or “CRI” shall thereafter mean and refer to the subsidiary or affiliate of the Company that employs the Executive. In the event that the Company requires the Executive to relocate his principal place of employment from the office or facility to which he may then be assigned to a different office or facility of the Company or any subsidiary or affiliate of the Company, then the Company shall pay such reasonable moving and temporary housing expenses of the Executive as may be approved in advance by the Chairman of the Company.
The Executive agrees, and shall ensure, that his performance of his duties and responsibilities under this Agreement shall be in compliance with all laws, rules, regulations and other legal requirements. In addition, the Executive acknowledges and understands that, in the course of his performance of duties and responsibilities under this Agreement, he may be provided or have access to Confidential Information (as hereinafter defined). The Executive shall not use such information as a basis to purchase, sell, hold or otherwise deal in any securities of the Company.
Section 3. Compensation and Employee Benefits.
(a) Base Salary. During the Term, for all services rendered in all capacities by the Executive to or on behalf of the Company or any of the Company’s subsidiaries or affiliates, the Company shall pay to the Executive an annual base salary equal to Two Hundred Ten Thousand Dollars ($210,000.00) per calendar year (the “Base Salary”), as may be changed from time to time by the Board of Directors, the Compensation Committee or the Chairman of the Company. If a change in the Executive’s Base Salary is approved by the Board of Directors, the Compensation Committee or the Chairman of the Company, the new salary shall become the applicable Base Salary under this Agreement. The Base Salary shall be paid to the Executive in accordance with the Company’s usual and customary payroll practices applicable to its employees generally (including, but not limited to, withholdings for taxes and other amounts) and shall be pro-rated for any partial year of employment.

(b) Incentive Compensation. During the Term, the Executive shall be entitled to participate in such incentive compensation plans and programs (as currently in effect or as may hereafter be established, amended or in effect from time to time) as determined in the discretion of the Board of Directors, the Compensation Committee or the Chairman of the Company, subject to the terms and conditions of such plans and programs. If the Executive is selected to participate in any incentive compensation plans or programs, the performance factors, measures, goals or targets, the award levels and the other terms and conditions of any award shall be determined in the discretion of the Board of Directors, Compensation Committee or the Chairman of the Company, if not provided in such plans and programs.
(c) Employee Benefits. During the Term, the Executive shall be entitled to participate in such employee benefit plans and programs (as currently in effect or as may hereafter be established, amended or in effect from time to time) as determined in the discretion of the Board of Directors, the Compensation Committee or the Chairman of the Company, subject to the terms and conditions of such plans and programs. The employee’s cost of participation in such plans and programs shall be as determined by the Chairman of the Company, if not set forth in the plans and programs.
(d) Other Policies. All other matters relating to the employment of the Executive by the Company not specifically addressed in this Agreement or in the plans and programs referenced in this Section 3 (including, but not limited to, vacation, sick and other paid time off) shall be subject to the employee handbooks, rules, policies, procedures, corporate governance guidelines and codes of conduct and ethics of the Company (as currently in effect or as may hereafter be established, amended or in effect from time to time) or as may be otherwise determined by the Chairman of the Company.
(e) Acknowledgment by the Executive. Notwithstanding anything in this Agreement to the contrary, the Executive understands, acknowledges and agrees that the Company may, in its sole discretion, amend, modify, replace, freeze, suspend or terminate any or all of the incentive compensation, employee benefit, retirement and other plans and programs available, as well as the eligibility requirements and any other rules, policies or procedures applicable, to the Executive from time to time.
(f) Taxes. All taxes (other than the Company’s portion of any FICA or other employment taxes) on the salary, incentive compensation and other amounts payable to the Executive under this Agreement or under any plan or program of the Company shall be paid by the Executive. The Company shall be entitled to withhold from the Executive’s salary, incentive compensation and all other amounts payable to him pursuant to this Agreement or any plan or program (i) applicable income, employment, FICA and other taxes, (ii) such amounts authorized by the Executive, and (iii) other appropriate and customary amounts.

Section 4. Termination of Employment.
In addition to a termination of the Executive’s employment upon a determination by the Company or the Executive not to extend the Term (as provided in Section 1(b) hereof), the Executive’s employment with the Company may be terminated during the Term in any of the following ways:
(a) Termination by the Company for Cause. The Company, upon written notice to the Executive, may terminate the Executive’s employment with the Company immediately for Cause. For purposes of this Agreement, “Cause” is defined as any of the following:
(i) any refusal by the Executive to follow the directions of the Board of Directors or the Chairman of the Company which is not cured by the Executive in accordance with Section 4(h) hereof; or
(ii) any negligence by the Executive in managing the business or affairs of the Company or in carrying out his duties and responsibilities under this Agreement (or any negligence by any employee of the Company in managing the business or affairs of the Company or in performing such employee’s duties at the Company with the knowledge of the Executive and where the Executive allows or fails to prevent such negligence); or
(iii) any dishonesty, fraud, theft or embezzlement by the Executive (or by any employee of the Company with the knowledge of the Executive and where the Executive allows or fails to prevent such dishonesty, fraud, theft or embezzlement by such employee) upon or against the Company any of the Company’s subsidiaries or affiliates, any customer of the Company or any of the Company’s subsidiaries or affiliates; or
(iv) any conviction of, or the entering of any plea of guilty or nolo contendere by, the Executive for any felony; or
(v) any intentional or negligent violation by the Executive (or by any employee of the Company with the knowledge of the Executive and where the Executive allows or fails to prevent such violation by such employee) of any law, statute, rule, regulation or governmental requirement that has or may have an adverse effect on the or any of the Company’s subsidiaries or affiliates; or
(vi) any material noncompliance by the Executive (or by any employee of the Company with the knowledge of the Executive and where the Executive allows or fails to prevent such noncompliance by such employee) with any provision of any employee handbook, code of business conduct and ethics or corporate governance guidelines, or any rule, policy or procedure, of the Company as are currently in effect or as may hereafter be in effect from time to time; or
(vii) any breach by the Executive of any provision of this Agreement which is not cured by the Executive in accordance with Section 4(h) hereof; or
(viii) any refusal by the Executive to transfer his employment to a subsidiary or affiliate of the Company, or any refusal by the Executive to relocate his principal place of employment from the office or facility to which he may then be assigned to a different office or facility of the Company or any subsidiary or affiliate of the Company, following a request for such a transfer or relocation by the Company.
(b) Termination by the Company without Cause. The Company, upon not less than ninety (90) days’ prior written notice to the Executive, may terminate the Executive’s employment with the Company without Cause.

(c) Termination by the Executive for Good Reason. The Executive, upon not less than ninety (90) days’ prior written notice to the Company, may terminate his employment with the Company for Good Reason. For purposes of this Agreement, “Good Reason” is defined as the occurrence of either of the following events:
(i) any reduction of the Executive’s Base Salary prior to a Change in Control, other than by virtue of any Company-approved unpaid leave of absence or time off, which is not cured in accordance with Section 4(h) hereof; or
(ii) any material breach by the Company of any provision of this Agreement which is not cured in accordance with Section 4(h) hereof.
(d) Termination by the Executive without Good Reason. The Executive, upon not less than ninety (90) days’ prior written notice to the Company, may terminate his employment with the Company without Good Reason.
(e) Termination in the Event of Death or Disability. The Executive’s employment with the Company shall terminate immediately upon the death of the Executive. The Executive’s employment with the Company may be terminated immediately by the Company in the event of the occurrence of a Disability of the Executive. For purposes of this Agreement, a “Disability” shall be defined as an illness or a physical or mental disability or incapacity of the Executive such that the Executive has not been able to perform the essential functions of his duties and responsibilities under this Agreement (as reasonably determined by the Company), with or without reasonable accommodation, for at least sixty (60) days (whether consecutive or non-consecutive days) during any one (1) year period, including, but not limited to, any reasonable belief by the Company of alcoholism or drug, chemical or substance abuse or addiction by the Executive. A Disability may, but is not required to, be evidenced by a signed, written opinion of an independent, qualified medical doctor selected by the Board of Directors of the Company and paid for by the Company. The Executive hereby agrees to make himself promptly available for examination by such medical doctor upon request by the Board of Directors and consents to provide promptly the results of such examination and any diagnosis to the Company. Nothing in this Section is intended to be in violation of the Americans with Disabilities Act.
(f) Termination by the Executive in the Event of a Change in Control. Following a Change in Control (as hereinafter defined), the Executive, upon not less than thirty (30) days’ prior written notice to the Company, may terminate his employment with the Company upon the occurrence of any of the following events during the six (6) month period immediately following a Change in Control, which is not cured in accordance with Section 4(h) hereof:
(i) a material reduction in the Executive’s duties or responsibilities from those in effect on the day before the Change in Control, or
(ii) a reduction in the Executive’s Base Salary from that in effect on the day before the Change in Control, or
(iii) a breach of any provision of this Agreement by the Company.
For purposes of this Agreement, a “Change in Control” shall mean a transaction or series of related transactions pursuant to which (i) at least fifty-one percent (51%) of the outstanding shares of common stock of CRI, on a fully diluted basis, shall subsequent to the date of this Agreement be acquired by any Person unrelated to or unaffiliated with CRI, (ii) CRI merges into, consolidates with or effects any plan of share exchange or other combination with any Person unrelated to or unaffiliated with CRI in a transaction where the holders of voting shares of CRI immediately prior to the transaction do not hold a majority of the voting shares of the surviving entity immediately following such transaction, or (iii) CRI disposes of all or substantially all of its assets, other than in the ordinary course of business, to any Person unrelated to or unaffiliated with CRI.
For purposes of the definition of “Change in Control,” (x) a Person shall not include the Chromcraft Revington, Inc. Employee Stock Ownership Plan Trust which forms a part of the Chromcraft Revington, Inc. Employee Stock Ownership Plan (collectively, the “ESOP”), or any other employee benefit plan sponsored by CRI, (y) the outstanding shares of common stock of CRI, on a fully diluted basis, shall include all shares owned by the ESOP, whether allocated or unallocated to the accounts of participants, and (z) a transaction or a series of transactions pursuant to which CRI is taken private or no longer has shares of stock that are listed for trading on any securities exchange or market shall not constitute a Change in Control.

(g) Continuing Obligations. Any termination of the Executive’s employment with the Company in accordance with Section 1(b) hereof or this Section 4 shall not affect either the Company’s obligation to make the payments required under Section 5 of this Agreement (except as expressly provided otherwise in this Agreement) or the Executive’s covenants and agreements under Sections 6, 7, 8 or 9 of this Agreement.
(h) Limited Right to Cure.
(i) By the Executive. In the event that the Company desires to terminate the Executive’s employment for Cause pursuant to Sections 4(a)(i) or 4(a)(vii) hereof, the Company shall first deliver to the Executive a written notice which shall (A) indicate the specific provisions of this Agreement relied upon for such termination, (B) set forth in reasonable detail the facts and circumstances claimed to provide the grounds for such termination, and (C) describe the steps, actions, events or other items that must be taken, completed or followed by the Executive to correct or cure the grounds for such termination. The Executive shall then have thirty (30) days following the effective date of such notice to fully correct and cure the grounds for the termination of his employment to the reasonable satisfaction of the Board of Directors of the Company. If the Executive does not fully correct and cure such grounds within such thirty (30) day period, then the Company shall have the right to terminate the Executive’s employment with the Company immediately for Cause upon delivering to the Executive written notice of such fact, and the Executive shall have no further right to cure with respect thereto. Notwithstanding the foregoing and regardless of the grounds for the termination, the Executive shall be entitled to so correct and cure only one (1) time.
(ii) By the Company. In the event that the Executive desires to terminate his employment with the Company for Good Reason pursuant to Section 4(c) hereof or following a Change in Control pursuant to Section 4(f) hereof, the Executive shall first deliver to the Company a written notice which shall (A) indicate the specific provisions of this Agreement relied upon for such termination, (B) set forth in reasonable detail the facts and circumstances claimed to provide the grounds for such termination, and (C) describe the steps, actions, events or other items that must be taken, completed or followed by the Company to correct or cure the grounds for such termination. The Company shall then have thirty (30) days following the effective date of such notice to fully correct and cure the grounds for the Executive’s termination of his employment to the reasonable satisfaction of the Executive. If the Company does not fully correct and cure such grounds within such thirty (30) day period, then the Executive shall have the right to terminate his employment with the Company upon the expiration of the remaining notice period in the event of a termination pursuant to Section 4(c) or immediately in the event of a termination pursuant to Section 4(f) upon delivering to the Company written notice of such fact, and the Company shall have no further right to cure with respect thereto. Notwithstanding the foregoing and regardless of the grounds for the termination, the Company shall be entitled to so correct and cure only one (1) time, unless the Board of Directors of the Company has reasonably determined that the grounds for termination claimed by the Executive were incorrect or inapplicable, in which case the Company shall still have the ability to correct and cure hereunder.

Section 5. Payment Upon Termination of Employment. Upon the termination of the Executive’s employment with the Company pursuant to Section 1(b) or Section 4 hereof, the Executive shall receive, subject to Sections 5(g) and 5(h), the following in accordance with the appropriate subsection below:
(a) Termination by the Company for Cause or by the Executive without Good Reason. Upon the termination of the Executive’s employment by the Company for Cause pursuant to Section 4(a) hereof or by the Executive without Good Reason pursuant to Section 4(d) hereof, the Company shall pay to the Executive (i) that portion of his Base Salary earned through his last day of employment with the Company on its next regularly scheduled payroll date, (ii) a severance payment in a single lump sum equal to the Executive’s Base Salary (calculated as a monthly amount) for three (3) months, (iii) all amounts that are fully vested and properly payable on or before his last day of employment with the Company under all retirement plans sponsored by the Company in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before his last day of employment. The foregoing amounts shall be paid to the Executive within sixty (60) days following his last day of employment, unless provided otherwise by the ESOP, by a retirement or other plan, by policy or by the historical practices of the Company.
In addition, all awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, the Executive in accordance with (I) the stock option or other incentive compensation plan applicable to such award (an “Incentive Plan”), (II) the applicable written agreement between the Company and the Executive relating to an incentive compensation award (an “Award Agreement”), or (III) in the absence of an Incentive Plan or an Award Agreement relating to a particular award, as determined by the Board of Directors, the Compensation Committee or the Chairman of the Company.
(b) Termination by the Company Without Cause or by the Executive for Good Reason. Upon the termination of the Executive’s employment by the Company without Cause pursuant to Section 4(b) hereof or by the Executive for Good Reason pursuant to Section 4(c) hereof, the Company shall pay to the Executive (i) that portion of his Base Salary earned through his last day of employment with the Company on its next regularly scheduled payroll date, (ii) a severance payment equal to the Executive’s Base Salary (calculated as a monthly amount) for a period of six (6) months following the Executive’s last day of employment with the Company, (iii) all amounts that are fully vested and properly payable on or before his last day of employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before his last day of employment. The foregoing monthly severance payments shall begin within thirty (30) days following the Executive’s last day of employment and all other amounts shall be paid to the Executive within sixty (60) days of his last day of employment, unless provided otherwise by the ESOP, by a retirement or other plan, by policy or by the historical practices of the Company.
In addition, all awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, the Executive in accordance with (I) the applicable Incentive Plan, (II) the applicable Award Agreement, or (III) in the absence of an Incentive Plan or an Award Agreement relating to a particular award, as determined by the Board of Directors, the Compensation Committee or the Chairman of the Company.
(c) Termination Upon Death of the Executive. Upon the death of the Executive, the Company shall pay to the Executive’s estate (i) that portion of the Executive’s Base Salary earned through the date of his death on its next regularly scheduled payroll date, (ii) all amounts that are fully vested and properly payable on or before his date of death under all retirement plans of the Company in accordance with the provisions of such plans, and (iii) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before his date of death. The foregoing amounts shall be paid to the Executive’s estate or authorized representative within sixty (60) days following his death, unless provided otherwise by the ESOP, by a retirement or other plan, by policy or by the historical practices of the Company.

In addition, all awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, the Executive’s estate or authorized representative in accordance with (I) the applicable Incentive Plan, (II) the applicable Award Agreement, or (III) in the absence of an Incentive Plan or an Award Agreement relating to a particular award, as determined by the Board of Directors, the Compensation Committee or the Chairman of the Company.
(d) Termination Upon a Disability. Upon the termination of the Executive’s employment by the Company upon the occurrence of a Disability pursuant to Section 4(e) hereof, the Company shall pay to the Executive (i) that portion of the Executive’s Base Salary earned through the date of his last day of employment with the Company on its next regularly scheduled payroll date, (ii) a severance payment, payable in a single lump sum, equal to the Executive’s Base Salary (calculated as a monthly amount) for six (6) months, (iii) all amounts that are fully vested and properly payable on or before his last day of employment under all retirement plans of the Company in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before his last day of employment. The foregoing amounts shall be paid to the Executive within sixty (60) days following his last day of employment, unless provided otherwise by the ESOP, by a retirement or other plan, by policy or by the historical practices of the Company.
In addition, all awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, the Executive in accordance with (I) the applicable Incentive Plan, (II) the applicable Award Agreement, or (III) in the absence of an Incentive Plan or an Award Agreement relating to a particular award, as determined by the Board of Directors, the Compensation Committee or the Chairman of the Company.
(e) Termination Upon No Extension of Term. Upon the termination of the Executive’s employment upon either the Company or the Executive providing the notice contemplated by Section 1(b) hereof that the Term of the Executive’s employment shall not be extended, the Company shall pay to the Executive (i) that portion of his Base Salary earned through his last day of employment with the Company on its next regularly scheduled payroll date, (ii) in the event the Company elects not to extend the Term of the Executive’s employment, a severance payment equal to the Executive’s Base Salary (calculated as a monthly amount) for a period of six (6) months following the Executive’s last day of employment with the Company, (iii) in the event the Executive elects not to extend the Term of the Executive’s employment, a severance payment in a single lump sum equal to the Executive’s Base Salary (calculated as a monthly amount) for three (3) months, (iv) all amounts that are fully vested and properly payable on or before his last day of employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans, and (v) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before his last day of employment. The foregoing monthly severance payments shall begin within thirty (30) days following the Executive’s last day of employment and all other amounts shall be paid to the Executive within sixty (60) days of his last day of employment, unless provided otherwise by the ESOP, by a retirement or other plan, by policy or by the historical practices of the Company.
In addition, all awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, the Executive in accordance with (I) the applicable Incentive Plan, (II) the applicable Award Agreement, or (III) in the absence of an Incentive Plan or an Award Agreement relating to a particular award, as determined by the Board of Directors, the Compensation Committee or the Chairman of the Company.

(f) Termination by the Executive following a Change in Control. Upon the termination of the Executive’s employment by the Executive following a Change in Control pursuant to Section 4(f) hereof, the Company shall pay to the Executive (i) that portion of his Base Salary earned through his last day of employment with the Company, (ii) a severance payment equal to the Executive’s Base Salary (calculated as a monthly amount) for a period of six (6) months following the Executive’s last day of employment with the Company, (iii) all amounts that are fully vested and properly payable on or before his last day of employment under all retirement plans sponsored by the Company or CRI in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company or CRI that have not been paid to him on or before his last day of employment. The foregoing monthly severance payments shall begin within thirty (30) days following the Executive’s last day of employment and all other amounts shall be paid to the Executive within sixty (60) days of his last day of employment, unless provided otherwise by the ESOP, by a retirement or other plan, by policy or by the historical practices of the Company or CRI.
In addition, all awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, the Executive simultaneously with a Change in Control unless expressly provided otherwise in (I) the applicable Incentive Plan, or (II) the applicable Award Agreement.
(g) COBRA Coverage. If the Executive is participating in the Company’s group health plan at the time of his termination of employment and he elects to continue such coverage for himself and/or his spouse and legal dependents under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), the Executive shall pay the premiums associated with such continued coverage and the Company shall reimburse the Executive only for the premiums actually paid by him associated with such continued coverage until the earlier of (i) the expiration of the period of time that the Executive has elected to receive continued coverage under the Company’s group health plan pursuant to COBRA (but, in any event, not to exceed six (6) months following his last day of employment with the Company), or (ii) the date on which the Executive becomes eligible to receive health insurance benefits from a new employer or other Person (but only so long as the Executive does not violate any of the Executive’s covenants set forth in this Agreement, including, but not limited to, the covenants set forth in Sections 6, 7, 8 and 9). Notwithstanding the foregoing, such reimbursement of premiums shall be paid to the Executive only if his employment with the Company is terminated by the Company without Cause, by the Executive for Good Reason, by the Company in the event of a Disability of the Executive, by the Company in the event the Company elects not to extend the Term of the Executive’s employment or by the Executive following a Change in Control, and upon the condition that the Executive makes an appropriate election under COBRA.
(h) Certain Other Matters. Notwithstanding the foregoing provisions of this Section 5, the following shall apply:
(i) The Executive understands and agrees that the severance payments and/or the reimbursement for the premiums associated with the COBRA continuation coverage under this Section 5 shall constitute adequate consideration for his covenants and agreements set forth in Section 6 (Non-Disclosure, etc.), Section 7 (Non-Competition), Section 8 (Non-Solicitation) and Section 9 (Intellectual Property) of this Agreement.

(ii) Upon any termination of the Executive’s employment, the Executive shall execute (and not subsequently rescind or revoke) a release substantially similar to the release attached to this Agreement as Exhibit A.
(iii) The Company’s obligation to make any severance payment or to make any reimbursement for the premiums associated with the COBRA continuation coverage to the Executive under this Section 5 shall terminate immediately without reinstatement of any obligation of the Company to resume paying or reimbursing the Executive hereunder if the Executive breaches any of the provisions of this Agreement (including, but not limited to, any of the provisions of Sections 6, 7, 8 or 9) or refuses to execute (or rescinds or revokes) the release attached to this Agreement as Exhibit A. Notwithstanding any such termination of the Company’s obligation to pay or reimburse, (A) the covenants of the Executive set forth in Sections 6, 7, 8 and 9 hereof shall continue in full force and effect and be binding upon the Executive, and (B) the Company shall be entitled to the remedies specified in Section 11 hereof, among others.
(iv) In the event of any termination of the Executive’s employment that requires prior written notice from either party, the Company shall during such thirty (30) or ninety (90) day notice period, as applicable, continue to pay the Executive his Base Salary but may, in its discretion, elect to direct the Executive not to report to work.
(v) In the event the Company gives notice to the Executive of its intent to terminate the Executive’s employment because the division, business unit or area to which he has been assigned will cease operations, then the Executive shall be entitled to receive the severance payments provided by this Section 5 only if the Executive remains as an employee of the Company (or the division, business unit or area to which he has been assigned) until such time as the division, business unit or area has actually ceased operations.
(vi) If the Company becomes obligated to make monthly severance payments to the Executive pursuant to this Section 5 (the “Monthly Severance Payments”) and the Executive obtains an employee, consulting or other position with another Person without breaching any of the Executive’s covenants set forth in this Agreement (including, but not limited to, the covenants set forth in Sections 6, 7, 8 and 9), then the Monthly Severance Payments shall terminate or be reduced as set forth in this paragraph. For purposes of this paragraph, the “New Monthly Compensation” shall mean the monthly base salary, consulting fee or other compensation associated with the Executive’s new position with another Person. In the event that the Executive’s New Monthly Compensation is equal to or greater than the Executive’s monthly Base Salary on his last day of employment with the Company, then the Company’s obligation to pay additional Monthly Severance Payments shall immediately terminate. In the event that the Executive’s New Monthly Compensation is less than the Executive’s monthly Base Salary on his last day of employment, then the Monthly Severance Payments shall be reduced for the period that the Company is obligated to make any severance payments by the amount of the Executive’s New Monthly Compensation.
If the Company’s obligation to pay Monthly Severance Payments has been terminated or reduced as provided in the foregoing paragraph, such obligation shall not thereafter be reinstated or increased, in whole or in part, and shall not affect the Executive’s covenants under Sections 6, 7, 8 or 9 of this Agreement. The Executive shall promptly provide written notice to the Company of his new position with another Person, which shall include an adequate confirmation of his New Monthly Compensation. If the Executive’s employment with the Company is terminated for any reason (whether by the Company or the Executive), he shall use his best efforts to obtain a new position (but without breaching his covenants set forth in Sections 6, 7, 8 and 9 hereof) with another Person. In addition, the Executive shall not do any act or thing relating to any new position or his New Monthly Compensation to circumvent the operation of the foregoing paragraph.

Section 6. Non-Disclosure; Return of Confidential Information and Other Property.
(a) Confidential Information; Non-Disclosure. At all times while the Executive is employed by the Company or any of the Company’s subsidiaries or affiliates and at all times thereafter, the Executive shall not (i) directly or indirectly disclose, provide or discuss any Confidential Information with or to any Person other than those directors, officers, employees, representatives and agents of the Company and any of the Company’s subsidiaries or affiliates who need to know such Confidential Information for a proper corporate purpose, and/or (ii) directly or indirectly use any Confidential Information (A) to compete against the Company or any of the Company’s subsidiaries or affiliates, (B) to the detriment of the Company any of the Company’s subsidiaries or affiliates, or (C) for the Executive’s own benefit or for the benefit of any Person other than the Company or any of the Company’s subsidiaries or affiliates. The Executive agrees that all Confidential Information is and at all times shall remain the property of the Company or any of the Company’s subsidiaries or affiliates, as applicable.
For purposes of this Agreement, the term “Confidential Information” means any and all of the following, whether provided or disclosed to the Executive, prepared by the Executive or to which the Executive has been provided access, regardless of whether on, before or after the date of this Agreement:
(i) any and all materials, records, data, documents, lists and information (whether in writing, printed, verbal, electronic, computerized, on disk, CD, DVD or otherwise) (A) relating or referring in any manner to the business, operations, affairs, financial condition, results of operation, assets, liabilities, sales, revenues, income, estimates, projections, budgets, policies, strategies, techniques, methods, products, developments, suppliers, vendors, relationships and/or customers of the Company or any of the Company’s subsidiaries or affiliates that are confidential, proprietary or not otherwise publicly available (other than through a breach of this Agreement by the Employee or any other impermissible disclosure), or (B) that the Company or any of the Company’s subsidiaries or affiliates has deemed confidential, proprietary or nonpublic; and
(ii) without limiting the foregoing, any and all material nonpublic information of the Company within the meaning and intent of the federal securities laws; and
(iii) any and all trade secrets of the Company or any of the Company’s subsidiaries or affiliates; and
(iv) any and all copies, summaries, analyses, extracts, documents or information (whether prepared by the Company, the Employee or otherwise) which relate or refer to or reflect any of the items set forth in (i), (ii) or (iii) above.
(b) Return of Confidential Information and Other Property. The Executive covenants and agrees (i) to return promptly to the Company, at the Company’s headquarters, all Confidential Information that is still in the Executive’s possession or control on his last day of employment with the Company or the location of which the Employee knows (including, but not limited to, any Confidential Information contained on the Executive’s personal or home computer), and (ii) to return promptly to the Company, at the Company’s headquarters, all vehicles, equipment, computers, credit cards, keys, personal digital assistants, BlackBerrys, access cards, passwords and other property of the Company that are still in the Executive’s possession or control on his last day of employment or the location of which the Employee knows, and to cease using any of the foregoing on and after his last day of employment.

Section 7. Non-Competition.
(a) The Executive hereby understands, acknowledges and agrees that, by virtue of his position at the Company, he has or will have advantageous familiarity and personal contacts with the suppliers, vendors, employees and customers (wherever located) of the Company and the Company’s subsidiaries or affiliates and has and will have advantageous familiarity with the Confidential Information.
(b) For a period of six (6) consecutive months following his last day of employment with the Company or any of the Company’s subsidiaries or affiliates, the Executive shall not, directly or indirectly, or individually or together with any other Person, as owner, shareholder, investor, member, partner, proprietor, principal, director, officer, employee, manager, agent, representative, independent contractor, consultant or otherwise:
(i) request, encourage or discuss with any Person who is a customer of the Company or any of the Company’s subsidiaries or affiliates on his last day of employment or who was a customer of the Company or any of the Company’s subsidiaries or affiliates at any time during the one (1) year period immediately preceding his last day of employment relating in any manner to having such Person remove the placement of any furniture manufactured by or for the Company or any of the Company’s subsidiaries or affiliates from such Person’s showrooms or facilities and replace such furniture with another product or to having such Person disadvantage the placement of such furniture; or
(ii) finance or control any business, operation or activity which competes with any business, operation or activity that is conducted or proposed to be conducted by the Company or any of the Company’s subsidiaries or affiliates (or which is in the same or a similar line of business as the Company or any of the Company’s subsidiaries or affiliates) on his last day of employment or during such six month non-competition period or that was conducted or proposed to be conducted by the Company or any of the Company’s subsidiaries or affiliates at any time during the one (1) year period preceding his last day of employment; or
(iii) offer or provide employment, hire or engage (whether on a full-time, part-time or consulting basis or otherwise) any individual who is an employee of the Company or any of the Company’s subsidiaries or affiliates on the last day of the Executive’s employment or who was such an employee at any time during the one (1) year period preceding the Executive’s last day of employment.
(c) The Executive acknowledges the nationwide scope of the business of the Company and the Company’s subsidiaries or affiliates. Nevertheless, in the event that any provision of this Section 7 is found by a court of competent jurisdiction to exceed the geographic or other restrictions permitted by applicable law, then the court shall have the power to reduce, limit or reform (but not to increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the Executive in its reduced, limited or reformed manner.
In addition, the Company and the Executive agree that the provisions of this Section 7 shall be severable in accordance with Section 12(e) hereof.
(d) At all times while the Executive is employed by the Company or any of the Company’s subsidiaries or affiliates, he shall not engage in, or assist another Person in engaging in, or finance, operate or control, any business, operation or activity which competes with any business, operation or activity that is then conducted or proposed to be conducted by the Company or any of the Company’s subsidiaries or affiliates (or which is in the same or a similar line of business as the Company or any of the Company’s subsidiaries or affiliates).

Section 8. Non-Solicitation.
(a) The Executive hereby understands, acknowledges and agrees that, by virtue of his position at the Company, he has and will have advantageous familiarity and personal contacts with the suppliers, vendors, employees and customers (wherever located) of the Company and the Company’s subsidiaries or affiliates and has and will have advantageous familiarity with the Confidential Information.
(b) For a period of six (6) consecutive months following his last day of employment with the Company or any of the Company’s subsidiaries or affiliates, the Executive shall not, directly or indirectly, or individually or together with any other Person, as owner, shareholder, investor, member, partner, proprietor, principal, director, officer, employee, manager, agent, representative, independent contractor, consultant or otherwise:
(i) solicit, request, encourage or advise any Person who is a customer, supplier or vendor of, or otherwise doing business with, the Company or any of the Company’s subsidiaries or affiliates on his last day of employment or during such six month non-solicitation period to terminate, reduce, limit or replace their business or relationship with the Company or any of the Company’s subsidiaries or affiliates; or
(ii) induce, request or attempt to influence any Person who is employed by the Company or any of the Company’s subsidiaries or affiliates on the Executive’s last day of employment with the Company to terminate the employee’s employment with the Company or any of the Company’s subsidiaries or affiliates.
(c) The Executive acknowledges the nationwide scope of the business of the Company and the Company’s subsidiaries or affiliates. Nevertheless, in the event that any provision of this Section 8 is found by a court of competent jurisdiction to exceed the geographic or other restrictions permitted by applicable law, then the court shall have the power to reduce, limit or reform (but not to increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the Executive in its reduced, limited or reformed manner.
In addition, the Company and the Executive agree that the provisions of this Section 8 shall be severable in accordance with Section 12(e) hereof.
(d) At all times while the Executive is employed by the Company or any of the Company’s subsidiaries or affiliates, he shall not solicit in any manner, seek to obtain, service or accept any business for or on behalf of any other Person that is in the same or a similar business (or that competes with any business, operation or activity) then conducted or proposed to be conducted by the Company or any of the Company’s subsidiaries or affiliates.

Section 9. Intellectual Property. The Executive understands, acknowledges and agrees that each and every invention, idea, concept, discovery, improvement, device, design, apparatus, practice, process, method, technique or product (whether patentable or copyrightable or not) made, created, developed, perfected, devised, conceived, worked on or first reduced to practice by the Executive, either solely or in collaboration with others, during the period of the Executive’s employment with the Company or any of the Company’s subsidiaries or affiliates (whether or not during regular working hours) relating, directly or indirectly, to the business, operations, affairs, products, practices, techniques or methods of the Company or any of the Company’s subsidiaries or affiliates (the “Intellectual Property”) is and shall be the exclusive property of the Company or the Company’s subsidiaries or affiliates, as applicable. The Executive hereby forever, unconditionally and irrevocably releases and relinquishes any and all right, title and interest that he may have in and to the Intellectual Property worldwide and hereby forever, unconditionally and irrevocably assigns and agrees to assign to the Company or the Company’s subsidiaries or affiliates, as applicable, any and all of the Executive’s right, title and interest in and to the Intellectual Property worldwide. At the Company’s or a subsidiary of the Company’s request and expense, the Executive shall (a) execute any and all assignments, documents and other writings that the Company or such subsidiary determines is necessary to evidence ownership of the Intellectual Property in the Company or any subsidiary or affiliate of the Company, (b) execute any and all applications and registrations of the Company or any subsidiary or affiliate of the Company for patents, trademarks and/or copyrights relating to the Intellectual Property, and (c) assist the Company or any subsidiary or affiliate of the Company in obtaining any and all patents, trademarks and copyrights that any of them desires relating to the Intellectual Property.
Section 10. Periods of Noncompliance and Reasonableness of Periods. The restrictions and covenants contained in Sections 7 and 8 of this Agreement shall be deemed not to run during all periods of noncompliance, the intention of the parties hereto being to have such restrictions and covenants apply during the full periods specified in Sections 7 and 8 of this Agreement. The Company and the Executive understand, acknowledge and agree that the restrictions and covenants contained in Section 7 and Section 8 of this Agreement are reasonable in view of the Executive’s position at the Company, the competitive and confidential nature of the information of which the Executive has or will have knowledge and the competitive nature of the business in which the Company and the Company’s subsidiaries and affiliates are or may be engaged.
Section 11. Certain Remedies. The Executive agrees that the Company will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any actual, threatened or attempted breach by the Executive of any provision of Sections 6, 7, 8 or 9. Accordingly, in the event of a breach or a threatened or attempted breach by the Executive of any provision of Sections 6, 7, 8 or 9, in addition to all other remedies to which the Company is entitled at law, in equity or otherwise, the Company shall be entitled to a temporary restraining order, a permanent injunction and/or a decree of specific performance of any provision of Sections 6, 7, 8 or 9. In addition, in the event of any breach by the Executive of any provision of Sections 6, 7, 8, or 9, the Executive shall immediately repay to the Company all severance payments paid, plus all COBRA continuation coverage premiums reimbursed, to him under Section 5 hereof, as well as all incentive compensation vested or paid to him and all profits from his exercise of options to purchase CRI securities following the Executive’s last day of employment. The parties agree that a bond posted by the Company in the amount of One Thousand Dollars ($1,000) shall be adequate and appropriate in connection with such restraining order or injunction and that actual damages need not be proved by the Company prior to it being entitled to obtain such restraining order, injunction or specific performance. The foregoing remedies shall not be deemed to be the exclusive rights or remedies of the Company for any breach of or noncompliance with this Agreement by the Executive but shall be in addition to all other rights and remedies available to the Company at law, in equity or otherwise.
Section 12. Miscellaneous.
(a) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, representatives, successors and assigns; provided, however that neither party may assign this Agreement without the prior written consent of the other party hereto except that the Company may, without the consent of the Executive, assign this Agreement in connection with any transfer of the Executive as provided in Section 2 hereof or in connection with any merger, consolidation, share exchange, combination, sale of stock or assets, dissolution, shut down of the Company or similar transaction involving the Company. In the event of any such permitted assignment of this Agreement, all references to the “Company” shall thereafter mean and refer to the assignee of the Company.

(b) Waiver. Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement. The waiver by either party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.
(c) Amendment. This Agreement may be amended, modified or supplemented only by a written agreement executed by all of the parties hereto.
(d) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.
(e) Severability. In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein; provided, however, if any provision of Section 7 or 8 of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable because of the provision’s scope, duration, geographic restriction or other factor, then such provision shall be considered divisible and the court making such determination shall have the power to reduce or limit (but not increase or make greater) such scope, duration, geographic restriction or other factor or to reform (but not increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the appropriate party hereto in its reformed, reduced or limited form.
(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.
(g) Construction. This Agreement shall be deemed to have been drafted by both parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any party.
(h) Voluntary Execution. The Executive hereby understands and agrees that he has executed this Agreement voluntarily and not as a condition to continued employment by the Company.
(i) Entire Agreement. This Agreement, and the plans, programs, policies, procedures, rules, agreements and other documents referenced herein, constitute the entire understanding and agreement between the parties hereto relating to the subject matter hereof and thereof, and supersede all other prior understandings, commitments, representations, negotiations, contracts and agreements, whether oral or written, between the parties hereto relating to the matters contemplated hereby and thereby. This Agreement supersedes the Confidentiality Agreement between CRI and the Executive, and such Confidentiality Agreement is hereby terminated.

(j) Certain References. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All references to the masculine, feminine or neuter genders herein shall include any other gender, as the context requires. Unless expressly provided otherwise, all references in this Agreement to days shall mean calendar, not business, days.
(k) Governing Law. Because the Company maintains its principal place of business in the State of Indiana, this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.
Any claim, demand or action relating to this Agreement shall be brought only in a court of competent jurisdiction in the State of Indiana. In connection with the foregoing, the parties hereto irrevocably consent to the jurisdiction and venue of such court and expressly waive any claims or defenses of lack of jurisdiction of or proper venue by such court.
(l) Notices. All notices, requests and other communications hereunder shall be in writing (which shall include facsimile communication and electronic mail) and shall be deemed to have been duly given if (i) delivered by hand; (ii) sent by certified United States Mail, return receipt requested, first class postage pre-paid; (iii) sent by overnight delivery service; or (iv) sent by facsimile transmission or electronic mail if such fax or electronic mail is confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by regular (not certified or registered) United States Mail, first class postage pre-paid, as follows:

If to the Company:	c/o Chromcraft Revington, Inc.
Attention: Chairman
1330 Win Hentschel Boulevard, Suite 250
West Lafayette, Indiana 47906
Telephone: (765) 807-2640
Facsimile: (765) 807-2660
Electronic mail: rbutler@chromrev.com

If to the Executive:	William B. Massengill At such mailing address, telephone number, facsimile number and electronic mail address as may be in the Company’s records or to such other address or facsimile number as either party hereto may have furnished to the other in writing in accordance herewith. The Executive shall promptly provide any changes to his address, telephone number, facsimile number and electronic mail address to the Company.
All such notices, requests and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail in the manner provided herein, two (2) business days after deposit with the United States Postal Service; (iii) if sent by overnight delivery service, on the next business day after deposit with such service; or (iv) if sent by facsimile transmission or electronic mail, on the date indicated on the fax confirmation page of the sender or the electronic mail of the sender, respectively, if such fax or electronic mail also is confirmed by United States mail in the manner provided herein.
(m) Attorneys’ Fees. The prevailing party in any claim or action (or any settlement thereof) under this Agreement shall, in addition to such other relief that a court may award, be entitled to recover its or his, as the case may be, reasonable attorneys’ fees, costs and expenses from the non-prevailing party.

(n) Recitals. The recitals, premises and “Whereas” clauses contained on page 1 of this Agreement are expressly incorporated into and made a part of this Agreement.
(o) Definition of Person. For purposes of this Agreement, the term “Person” shall mean any natural person, proprietorship, partnership, corporation, limited liability company, organization, firm, business, joint venture, association, trust or other entity, but shall not include the Company or any of the Company’s subsidiaries or affiliates.
(p) Non-disparagement. Following any termination of the Executive’s employment with the Company, the Executive shall not publicly disparage or make or publish any negative statements or comments about the Company, any of the Company’s subsidiaries or affiliates or any of their respective products, directors, officers or employees.
(q) Cooperation. For a period of five (5) years following any termination of the Executive’s employment with the Company and upon the request of the Company or any of the Company’s subsidiaries or affiliates, the Executive shall cooperate, assist and make himself available (for testimony or otherwise) at appropriate times and places as determined by the Company or any of the Company’s subsidiaries or affiliates in connection with any claim, demand, action, suit, proceeding, examination, investigation or litigation by, against or affecting the Company or any of the Company’s subsidiaries or affiliates. In connection with the foregoing, if the Executive has obtained employment or a position with a Person other than the Company and has to take time away from his new employment or position, then the Company shall pay the Executive a fee of $500 for each day that the Company or any subsidiary or affiliate of the Company requests the Executive to so assist or make himself available and shall also reimburse the Executive for his reasonable out-of-pocket travel expenses that are approved in advance by the Chairman of the Company; provided, however, that the Company shall not pay such fee or reimburse for such expenses in connection with any claim, demand, action, suit, proceeding or litigation relating to this Agreement.
(r) Amended and Restated Agreement. This Agreement is amended and restated on August 12, 2010 but shall continue to be dated and effective as of April 23, 2007. Accordingly, the Initial Term of this Agreement began on April 23, 2007 and ended on April 23, 2008.
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IN WITNESS WHEREOF, the Company and the Executive have made, entered into, executed and delivered this Agreement as of the day and year first above written.

/s/ William B. Massengill

William B. Massengill

CHROMCRAFT REVINGTON, INC.

By:	/s/ Ronald H. Butler Ronald H. Butler
Chairman and Chief Executive Officer